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                                                                   Exhibit 10.28

                  SECOND ADDENDUM TO STOCK SUBSCRIPTION WARRANT

      1. Reference is hereby made to that certain Amended and Restated Stock Subscription Warrant, as further amended, to purchase 100,000 shares of the Company's Common Stock, $0.01 par value (the "Warrant") dated December 22, 1994, as evidenced by Warrant Certificate No. 94-6, and the first addendum thereto, issued by Memry Corporation (the "Company") to Connecticut Innovations, Incorporated ("CII") pursuant to the Convertible Subordinated Debenture Purchase Agreement by and between the Company and CII dated December 22, 1994, as amended by the First Amendment to Convertible Subordinated Debenture Purchase Agreement dated as of October 12, 1995 and by the Second Amendment to Convertible Subordinated Debenture Purchase Agreement dated as of June 24, 1996 (the "Purchase Agreement").

      2. The definition of "Final Exercise Date" in Section 5(g) of the Warrant shall be deleted in its entirety and the following substituted in lieu thereof:

      (g) "Final Exercise Date" shall mean May 5, 2008, provided, however, that the Final Exercise Date shall be extended two days for each day (i) after October 31, 1996 that the Company fails to file a registration statement covering the resale by the holder of the Warrant Shares (the "Registration Statement"), (ii) after January 31, 1997 that Registration Statement has not been declared effective by the Securities and Exchange Commission and/or (iii) the Holder may not offer and sell the Warrant Shares under the Registration Statement due to either stop orders issued by the Securities and Exchange Commission and/or suspensions in trading on advice of the Company's counsel or requested by the Company in order to amend or supplement, as the case may be, the Registration Statement and/or the prospectus contained therein (other than suspensions by the Company, the written notice of which is accompanied by a certificate signed by the President and at least 80% of the members of the Board of Directors of the Company and prepared in good faith stating that, in the good faith judgment of the Board of Directors of the Company it would be seriously detrimental to the Company for the Holder to effect sales of shares of Common Stock included in the Registration Statement at such time and the reason therefor (it being understood by the Holder that such reason may be material, non-public information)).

      4. The terms "Warrants" and "Warrant Certificate" as used in the Warrant shall mean, respectively, the Warrants, as amended by this Second Addendum and the Warrant Certificate, as amended by this Second Addendum.

      5. The term "Debenture Purchase Agreement" as used in the Warrant shall mean the Purchase Agreement.
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      6. This Second Addendum to Stock Subscription Warrant, dated June 28,
1996, shall be affixed to the Warrant.

                                                 MEMRY CORPORATION

                                                 By: /s/ James G. Binch
                                                     --------------------------
                                                     Name: James G. Binch
                                                     Title: President & CEO

Acknowledged and Agreed:

CONNECTICUT INNOVATIONS, INCORPORATED

By: /s/ Victor R. Budnick
   --------------------------------------
   Name: Victor Budnick
   Title: President & Executive Director